EXHIBIT 10.2


                                  LASERTRON, INC.
                              1992 Stock Option Plan
                           As Amended September 6, 1995

SECTION 1.  PURPOSE


  This 1992 Stock Option Plan (the "Plan") is intended to attract and retain highly qualified and competent employees and directors, to serve as a performance incentive for officers and employees of Lasertron, Inc., a Massachusetts corporation (the "Company"), or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to encourage the persons to whom options are granted (a "Grantee" or "Grantees") to acquire or increase a proprietary interest in the success of the Company and to maintain and enhance the Company's long-term performance and profitability. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and other stock options ("Non-Statutory Options") under the Plan. The term "Subsidiaries" means any corporations in which stock possessing 50 percent or more of the total combined voting power of all classes of stock of any such corporation or corporations is owned directly or indirectly by the Company.

SECTION 2.  OPTIONS TO BE GRANTED AND ADMINISTRATION


  2.1 Options to be Granted. Options granted under the Plan may be either Incentive Options or Non-Statutory Options.


  2.2 Administration. This Plan shall be administered by the Company's board of directors (the "Board") or by a committee (the "Committee") consisting of at least three members of the Board, in which case the Committee shall have all the powers of the Board hereunder. The Committee shall be appointed from time to time by the Board. All questions of interpretation and application of the Plan, of options granted hereunder and of the value of shares of Common Stock subject to such options, shall be subject to the determination, which shall be final and binding, of a majority of the Board or, if the Board has appointed a committee, by a majority of the Committee.


SECTION 3.  STOCK


  3.1 Shares Subject to Plan. The stock subject to options granted under the Plan shall be shares of the Company's common stock, $.01 par value (the "Common Stock"), either authorized but unissued or held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 100,000 shares of Common Stock, which number of shares shall be subject to adjustment in accordance with
Section 7.


  3.2 Lapsed or Unexercised Options. Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall be restored to the Plan and shall again become available for the grant of other options under the Plan.


SECTION 4.  ELIGIBILITY


  4.1 Eligible Grantees. Incentive Options may be granted only to officers and other employees of the Company or its Subsidiaries,-including members of the Board who are also employees of the Company or a Subsidiary.
 Non-Statutory Options may be granted to officers or other employees of the Company or its Subsidiaries, including members of the Board or the board of directors of any Subsidiary, and to certain other individuals providing services to the Company or its Subsidiaries.


  4.2 Limitations on 10 percent Stockholders. No Incentive Option shall be granted to an individual who, at the time the Incentive Option is granted, owns (including ownership attributed pursuant to Section 424 of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company (a "greater-than-10 percent stockholder"), unless such Incentive Option provides that (i) the purchase price per share shall not be less than 110 percent of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) such Incentive Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.


  4.3 Limitation on Exercisable Options. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other option plan of the Company (or a parent or subsidiary as defined in Section 424 of the Code) shall not exceed $100,000. Any option granted in excess of the foregoing limitation shall be specifically designated as being a Non-Statutory Option.


SECTION 5.  AGREEMENTS EVIDENCING STOCK OPTIONS


  Each option agreement (each, a "Plan agreement") shall contain such provisions as the Board shall from time to time deem appropriate. Plan agreements need not be identical, but each such agreement by appropriate language shall include the substance of all of the following provisions:

    (a) Expiration. Notwithstanding any other provision of the Plan or of any Plan agreement, each option shall expire on the date specified in the Plan agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted (fifth anniversary in the case of an Incentive Option granted to a greater-than-10 percent stockholder).


    (b) Exercise. Each option shall be exercisable in full or in installments (which need not be equal) and at such times as designated by the Board. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.


    (c) Purchase Price. The purchase price per share of the Common Stock under each Incentive Option shall be not less than the fair market value of the Common Stock on the date the option is granted (110 percent of the fair market value in the case of a greater-than-10 percent stockholder). The price at which shares may be purchased pursuant to Non-Statutory Options shall be specified by the Board at the time the option is granted, and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date such Non-Statutory Option is granted, but shall not be less than the par value of shares of Common Stock. For the purpose of the Plan, the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the NASDAQ National Market System, or, if the Common Stock is not quoted on the NASDAQ National Market System, the fair market value as determined by the Board.


    (d) Transferability of Options. Options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or any right or privilege conferred hereby, contrary to the provisions of the Plan, or (if the Board shall so determine) upon any levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void.


    (e) Termination of Employment or Death of Grantee. Except as may be otherwise expressly provided in the terms and conditions of the Plan agreements, options granted hereunder shall terminate on the earlier to occur of:


    (i)  the date of expiration thereof; or


    (ii) other than in the case of death of the Grantee or retirement in good standing of the Grantee from the employ of the Company for reasons of age or disability under the then established rules of the Company, immediately upon termination of the employment or other relationship between the Company and the Grantee for cause as determined by the Board, or 30 days after termination of the employment or other relationship between the Company and the Grantee without cause.

  An employment relationship between the Company and the Grantee shall be deemed to exist during any period during which the Grantee is employed by the Company or by any Subsidiary. Whether an authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Grantee shall be determined by the Board at the commencement thereof, and the Board shall promptly notify the Grantee of such determination.

  As used herein, "cause" shall mean (x) any material breach by the Grantee of any agreement to which the Grantee and the Company are both parties, (y) any act or omission to act by the Grantee which may have a material and adverse effect on the Company's business or on the Grantee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the Grantee in connection with the business or affairs of the Company or any affiliate of the Company.

  In the event of the death of a Grantee while in an employment or other relationship with the Company and before the date of expiration of an option held by such Grantee, such option shall terminate on the earlier of such date of expiration or 180 days following the date of such death.
After the death of the Grantee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the extent the Grantee was entitled to exercise such option immediately prior to his death.

  If, before the date of expiration of the option, the Grantee shall be retired in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or 90 days after the date of such retirement. In the event of such retirement, the Grantee shall have the right prior to the termination of such option to exercise the option to the extent to which he/she was entitled to exercise such option immediately prior to such retirement.

    (f) Rights of Grantees. No Grantee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof and (ii) the Company shall have issued and delivered the shares to the Grantee.


    (g) Repurchase Right. The Board may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase, upon such terms and conditions as determined by the Board, all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Board at the time the option for the shares subject to repurchase is granted. In the event the Board shall grant options subject to the Company's repurchase option, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.


SECTION 6.  METHOD OF EXERCISE AND PAYMENT


  6.1 Notice of Exercise. Any option granted under the Plan may be exercised by the Grantee by delivering to the Company on any business day a written notice (the "Notice") specifying the number of shares of Common Stock with respect to which the Grantee then desires to exercise the option, specifying the address to which the certificates for such shares are to be mailed and accompanied by payment for such shares.


  6.2 Exercise of Options. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either (i) in cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price") or (ii) if authorized by the applicable Plan agreement in shares of Common Stock having a fair market value equal to or less than the Total Option Price and that have been held by the Option holder for a period of at least sixty days, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock. For the purpose of the preceding sentence, the fair market value of the shares of Common Stock so delivered to the Company shall be determined in the manner specified in Section 5(c) hereof. As promptly as practicable after receipt of such Notice and payment, the Company shall deliver to the Grantee certificates for the number of shares with respect to which such option has been so exercised, issued in the Grantee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Grantee, at the address specified pursuant to
Section 6.1.


SECTION 7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION


  7.1 No Effect of Options upon Certain Corporate Transactions. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.


  7.2 Stock Dividends, Recapitalizations, Etc. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class and per share price of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle a Grantee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment; and (ii) the number and class of shares that may be issued under, and with respect to which options may be granted pursuant to, the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under, and with respect to which options may be granted pursuant to, the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.


  7.3 Determination of Adjustments. Adjustments under this Section 7 shall be determined by the Board and such determinations shall be conclusive. The Board shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.


  7.4 No Adjustment in Certain Cases. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.


SECTION 8.  EFFECT OF CERTAIN TRANSACTIONS


  8.1 Merger without Change of Control. After a merger or consolidation of the Company and one or more corporations in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50 percent) of the voting power of the Company or the surviving or resulting corporation, as the case may be, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive (subject to any required action by stockholders), instead of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the record holder of a number of shares of Common Stock equal to the number of shares as to which such option was exercisable.


  8.2 Sale or Merger with Change of Control. If the Company is merged or consolidated with another corporation under circumstances in which the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent (50 percent) of the voting power of the Company or the surviving or resulting corporation, as the case may be, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets, while unexercised options remain outstanding under the Plan: (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition;
(ii) the Board may accelerate the time for exercise of all unexercised and unexpired options to a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Board; or (iii) all outstanding options may be canceled by the Board as of the effective date of such merger, consolidation, liquidation, sale or disposition, provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period ending five days prior to the effective date of such merger, consolidation, liquidation, sale or disposition.


SECTION 9.  AMENDMENT OF THE PLAN


  The Board may terminate the Plan and may amend the Plan at any time, and from time to time, subject to the limitation that, except as provided in Sections 7 and 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations, at an annual or special meeting held within 12 months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock that may be issued under, or as to which options may be granted pursuant to, the Plan; or (ii) change in substance the provisions of Section 4 hereof relating to eligibility to participate in the Plan.

  Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Grantee.

SECTION 10.  NON-EXCLUSIVITY OF THE PLAN; NON-UNIFORM DETERMINATIONS


  Neither the adoption of the Plan by the Board nor the approval of the Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

  The Board's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (i) the persons to receive awards under the Plan, (ii) the terms and provisions of awards under the Plan, (iii) the exercise by the Board of its discretion in respect of the exercise of options pursuant to the terms of the Plan, and (iv) the treatment of leaves of absence pursuant to Section 5(e) hereof.

SECTION 11.  GOVERNMENT AND OTHER REGULATIONS; TAX WITHHOLDING


  The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board.
 All shares sold under the Plan shall bear appropriate legends. The Company may, but shall in no event be obligated to, register or qualify any securities covered hereby under applicable federal and state securities laws; and in the event any shares are so registered or qualified the company may remove any legend on certificates representing such shares.
The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.
 The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

  Whenever under the Plan shares are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the Grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

SECTION 12.  EFFECTIVE DATE OF PLAN


  The effective date of the Plan is June 1, 1992, the date on which it was approved by the Board. No option may be granted under the Plan after June 1, 2002. Subject to the foregoing, options may be granted under the Plan at any time subsequent to its effective date; provided, however, that (a) no such option shall be exercised or exercisable unless the stockholders of the Company shall have approved the Plan no later than one year from such effective date, and (b) all options issued prior to the date of such stockholders' approval shall contain a reference to such condition.